Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On August 7, 2013, Cardtronics Europe Limited (“Cardtronics Europe”), a newly formed wholly-owned subsidiary of Cardtronics, Inc. (the “Company”), entered into, and consummated the transactions contemplated by, the Share Sale and Purchase Agreement (the “Purchase Agreement”) with Payzone Ventures Limited (the “Seller”) and Jonathan Simpson-Dent, Rikki Dinsmore, Mark Edwards, Andreas Raabe, Alastair Mayne and Tim Halford (collectively, the “Warrantors”) to purchase all of the outstanding shares issued by Cardpoint Limited (“Cardpoint” or “Cashzone,” which is the primary trading name of the business in the U.K.) from the Seller. The significant terms of the Purchase Agreement were previously reported by the Company on August 7, 2013 in the Current Report on Form 8-K filed on that date.

Pursuant to the Purchase Agreement, Cardtronics Europe acquired all of the outstanding shares issued by Cardpoint for purchase consideration of £99,999,999 (the “Purchase Price”) in cash, or approximately U.S. $152 million, which includes the aggregate amount required to be paid (including principal and interest) in order to fully discharge all of Cardpoint’s outstanding indebtedness to the Seller at closing. Additionally, as part of the Purchase Agreement, Cardtronics Europe entered into a locked box agreement, under which additional cash at closing was paid to the Seller in the amount of £5,885,680 or approximately U.S. $9 million as additional consideration for earnings since February 28, 2013.  No further working capital adjustments are required under the Purchase Agreement.  The Company also paid to certain members of Cardpoint’s management, transaction bonuses on behalf of the Seller in an aggregate amount of £463,729 or approximately U.S. $0.7 million, pursuant to the Purchase Agreement. The total amount paid for the acquisition was £105,421,950 at closing, which was financed through borrowings under the Company’s amended revolving credit facility, and has been preliminarily allocated as disclosed below in Note 1, Preliminary Acquisition Accounting.

The unaudited pro forma condensed consolidated financial statements presented give effect to the acquisition of Cardpoint as if it had occurred on June 30, 2013 for the presentation of the unaudited pro forma condensed consolidated balance sheet as of June 30, 2013, and on January 1, 2012 for the presentation of the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and for the six months ended June 30, 2013. The pro forma condensed consolidated balance sheet as of June 30, 2013 was based on the historical unaudited consolidated balance sheets of the Company and Cardpoint as of June 30, 2013. The pro forma condensed consolidated statement of operations for the six months ended June 30, 2013 was based on the historical unaudited consolidated statements of operations of the Company and Cardpoint for the six months ended June 30, 2013. The pro forma condensed consolidated statement of operations for the year ended December 31, 2012 was based on the historical audited statement of operations of the Company for the year ended December 31, 2012 combined with the historical audited statement of operations of Cardpoint for the year ended September 30, 2012. Cardpoint’s revenue and net income for the three months ended December 31, 2012 were $25.4 million and $2.5 million, respectively. Certain amounts from Cardpoint’s historical combined financial statements have been reclassified to conform to the Company’s presentation. Additionally, the unaudited pro forma condensed consolidated financial statements give effect to certain adjustments necessary to conform Cardpoint’s historical combined financial statements that were prepared under U.K. generally accepted accounting principles (“GAAP”) to U.S. GAAP.

The unaudited pro forma condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The unaudited pro forma condensed consolidated financial statements should be read along with the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2013, which include a summary of the Company's significant accounting policies and other disclosures.

The pro forma adjustments presented are based on certain estimates and assumptions in accordance with the Company’s accounting policies. The Company’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated and that the pro forma adjustments give appropriate effect to these assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.  The unaudited pro forma condensed consolidated financial statements do not reflect the impacts of any potential operating efficiencies, savings from expected synergies, or costs to integrate the operations. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or the results of operations of the combined company had the acquisition been completed as of the indicated dates or of the results that may be achieved in the future.

CARDTRONICS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2013

(In thousands)

(Unaudited)

	Historical		Pro Forma		Pro Forma
	Cardtronics, Inc.	Cardpoint	Adjustments	Note 2	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$22,341	$3,271	$—		$25,612
Accounts and notes receivable, net	50,094	1,690	—		51,784
Inventory	5,435	722	—		6,157
Restricted cash	4,247	7,058	—		11,305
Current portion of deferred tax asset, net	14,133	—	5,194	a	19,327
Prepaid expenses, deferred costs, and other current assets	19,471	10,384	(5,098)	a	24,757
Total current assets	115,721	23,125	96		138,942
Property and equipment, net	222,443	19,440	3,822	b	245,705
Intangible assets, net	105,838	—	73,947	c, f	179,785
Goodwill	301,512	7,904	48,019	c	357,435
Deferred tax asset, net	7,777	—	22,975	a	30,752
Prepaid expenses, deferred costs, and other assets	2,693	—	—		2,693
Total assets	$755,984	$50,469	$148,859		$955,312

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long—term debt and notes payable	$1,469	$51,224	$(51,224)	e	$1,469
Current portion of other long—term liabilities	27,544	—	—		27,544
Accounts payable	22,272	12,776	—		35,048
Accrued liabilities	75,862	8,977	4,390	h, f	89,229
Current portion of deferred tax liability, net	1,110	—	—		1,110
Total current liabilities	128,257	72,977	(46,834)		154,400
Long—term liabilities:
Long—term debt	334,124	—	160,326	e	494,450
Asset retirement obligations	39,466	—	16,490	d	55,956
Deferred tax liability, net	172	—	—		172
Other long—term liabilities	49,312	—	—		49,312
Total liabilities	551,331	72,977	129,982		754,290

Total stockholders’ equity (deficit)	204,653	(22,508)	18,877	i	201,022
Total liabilities and stockholders’ equity (deficit)	$755,984	$50,469	$148,859		$955,312

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CARDTRONICS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2013

(In thousands, excluding share and per share amounts)

(Unaudited)

	Historical		Pro Forma		Pro Forma
	Cardtronics, Inc.	Cardpoint [1]	Adjustments	Note 2	Consolidated

Revenues:
ATM operating revenues	$396,959	$51,183	$—		$448,142
ATM product sales and other revenues	8,763	689	—		9,452
Total revenues	405,722	51,872	—		457,594
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization shown separately below)	263,042	35,430	—		298,472
Cost of ATM product sales and other revenues	8,357	—	—		8,357
Total cost of revenues	271,399	35,430	—		306,829
Gross profit	134,323	16,442	—		150,765
Operating expenses:
Selling, general, and administrative expenses	37,921	4,323	247	g	42,491
Acquisition-related expenses	4,006	—	(929)	h	3,077
Depreciation and accretion expense	32,166	3,628	(442)	b, d	35,352
Amortization expense	11,829	1,460	4,267	c	17,556
Loss on disposal of assets	360	303	—		663
Total operating expenses	86,282	9,714	3,143		99,139
Income from operations	48,041	6,728	(3,143)		51,626
Other expense (income):
Interest expense, net	10,125	1,898	(13)	e	12,010
Amortization of deferred financing costs	460	—	129	f	589
Other income	(2,471)	—	—		(2,471)
Total other expense	8,114	1,898	116		10,128
Income before income taxes	39,927	4,830	(3,259)		41,498
Income tax expense	16,014	219	(993)	j	15,240
Net income	23,913	4,611	(2,266)		26,258
Net (loss) attributable to noncontrolling interests	(844)	—	—		(844)
Net income attributable to controlling interests and available to common stockholders	$24,757	$4,611	$(2,266)		$27,102

Net income per common share – basic	$0.54				$0.59
Net income per common share – diluted	$0.54				$0.59

Weighted average shares outstanding – basic	44,321,069				44,336,069
Weighted average shares outstanding – diluted	44,547,851				44,562,851

[1] Cardpoint's financial statements were derived by adding the nine months ended June 30, 2013 and removing the three months ended December 31, 2012.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CARDTRONICS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

(In thousands, excluding share and per share amounts)

	Historical		Pro Forma		Pro Forma
	Cardtronics, Inc.	Cardpoint	Adjustments	Note 2	Consolidated
			(unaudited)		(unaudited)
Revenues:
ATM operating revenues	$743,662	$100,773	$—		$844,435
ATM product sales and other revenues	36,787	1,228	—		38,015
Total revenues	780,449	102,001	—		882,450
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization shown separately below)	502,682	69,099	—		571,781
Cost of ATM product sales and other revenues	33,405	—	—		33,405
Total cost of revenues	536,087	69,099	—		605,186
Gross profit	244,362	32,902	—		277,264
Operating expenses:
Selling, general, and administrative expenses	65,525	5,854	459	g	71,838
Acquisition-related expenses	3,332	—	—	h	3,332
Depreciation and accretion expense	61,499	8,497	(1,339)	b, d	68,657
Amortization expense	21,712	5,006	6,686	c	33,404
Loss on disposal of assets	1,787	571	—		2,358
Total operating expenses	153,855	19,928	5,806		179,589
Income from operations	90,507	12,974	(5,806)		97,675
Other expense (income):
Interest expense, net	21,161	4,451	(630)	e	24,982
Amortization of deferred financing costs	896	—	258	f	1,154
Other income	(1,821)	—	—		(1,821)
Total other expense	20,236	4,451	(372)		24,315
Income before income taxes	70,271	8,523	(5,434)		73,360
Income tax expense	27,009	618	(2,009)	j	25,618
Net income	43,262	7,905	(3,425)		47,742
Net (loss) attributable to noncontrolling interests	(329)	—	—		(329)
Net income attributable to controlling interests and available to common stockholders	$43,591	$7,905	$(3,425)		$48,071

Net income per common share – basic	$0.97				$1.07
Net income per common share – diluted	$0.96				$1.06

Weighted average shares outstanding – basic	43,469,175				43,484,175
Weighted average shares outstanding – diluted	43,875,332				43,890,332

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CARDTRONICS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(1) Preliminary Acquisition Accounting

The unaudited pro forma condensed consolidated financial statements reflect a total consideration transferred of approximately £105.4 million, or $160.3 million, which has been preliminarily allocated as follows as of June 30, 2013:

(In thousands)
Cash and cash equivalents	$3,271
Accounts and notes receivable	1,690
Inventory	722
Restricted cash	7,058
Prepaid expenses, deferred costs, and other current assets	5,286
Property and equipment	23,262
Deferred tax asset	28,169
Intangible assets	73,188
Goodwill	55,923
Total assets acquired	$198,569

Accounts payable and other accrued and current liabilities	21,753
Asset retirement obligations	16,490
Total liabilities assumed	$38,243

Net assets acquired	$160,326

The acquisition of Cardpoint has been accounted for under the purchase method of accounting in which assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is generated to the extent that the consideration exceeds the fair value of assets acquired. The Company is in the process of determining the purchase price allocation, which will allocate the excess of purchase price over the fair value of the acquired assets to goodwill, and has performed a preliminary allocation of the purchase price. Estimates of useful lives and estimated fair values of tangible and amortizable intangible assets will be finalized after the Company reviews all available data including, but not limited to, appraisals and internal assessments. As a result, the final allocation of the excess purchase price over the fair value of the identifiable assets acquired could differ from what is presented herein.

(2) Pro Forma Adjustments

a.Estimated fair value adjustments

The following pro forma adjustments were made to Cardpoint’s historical balance sheet accounts to reflect the estimated fair value of the assets acquired and liabilities assumed as of the acquisition date:

	Historical Amount	Estimated Fair Value	Estimated Fair Value Adjustment
	(In thousands)
Prepaid expenses, deferred costs, and other current assets	$10,384	$5,286	$(5,098)
Current portion of deferred tax asset	—	5,194	5,194
Deferred tax asset	—	22,975	22,975

The adjustment for Prepaid expenses, deferred costs, and other current assets above relates primarily to the reduction in upfront merchant payments that has been included in the valuation of certain customer contracts included in Intangible assets (see note c. below).

CARDTRONICS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Various entities in the Cardpoint group have accumulated net operating loss (“NOL”) carryforwards and capital allowances (excess unused depreciation deductions for U.K. tax purposes) that may be used or claimed in the future, and under current U.K. law, may be carried forward indefinitely.  The Deferred tax asset adjustment represents the amount of deferred tax assets that has been recorded as of the acquisition date that has been determined to be more likely than not to be realized in the future based on Cardpoint’s recent operating history and expectations for future profitability.

b.Property and equipment, net

The fair value of property and equipment acquired and the related depreciation (using the straight-line method) are as follows (amounts in thousands):

			Pro Forma Depreciation
	Estimated Fair Value	Estimated Useful Lives	For the Six Months Ended June 30, 2013	For the Year Ended December 31, 2012

ATM equipment and other equipment	$23,262	0 to 5 years	$2,791	$6,395
Elimination of historical Cardpoint balance	(19,440)		(3,628)	(8,497)
Pro forma adjustment	$3,822		$(837)	$(2,102)

c.Goodwill and Intangible assets, excluding deferred financing costs

The historical goodwill balance of Cardpoint was eliminated as of June 30, 2013 and the goodwill resulting from the transaction, as calculated in Note 1, Preliminary Acquisition Accounting above, was recorded.

The estimated fair value of identified finite-lived intangible assets, excluding deferred financing costs, that were recorded and the related amortization (using the straight-line method) are as follows (amounts in thousands):

			Pro Forma Amortization
	Estimated Fair Value	Estimated Useful Lives	For the Six Months Ended June 30, 2013	For the Year Ended December 31, 2012

Customer contracts	$62,240	7 years	$4,514	$9,218
Trade name	9,468	5 years	962	1,963
Non-compete agreements	1,480	3 years	251	511
Total	$73,188		$5,727	$11,692

Elimination of historical Cardpoint balance	—		(1,460)	(5,006)
Pro forma adjustment	$73,188		$4,267	$6,686

Under U.K. GAAP, identifiable intangible assets are not required to be separately identified and recorded on the balance sheet in connection with a business combination.  Additionally under U.K. GAAP, goodwill is amortized over an estimated period of time on a straight-line basis.  Under U.S. GAAP, identifiable intangible assets are required to be separately identified and determined to be indefinite-lived or finite-lived subject to amortization over an estimated useful life using a systematic and rational method to match the pattern of use of the asset.  Under U.S. GAAP, goodwill is not amortized, but instead is tested at least annually for impairment or more frequently as events may trigger a need for an impairment analysis.  Identifiable indefinite-lived intangible assets are also required to be tested for impairment under U.S. GAAP at least annually or more frequently as events may trigger a need for an impairment analysis. The amount of amortization expense eliminated above related to the historical Cardpoint balance represents the elimination of goodwill amortization that was recorded under U.K. GAAP, and is replaced by the amortization of the estimated fair value of identified intangible assets in connection with the acquisition.

CARDTRONICS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

d.Asset retirement obligations

Historically, Cardpoint did not record a liability for asset retirement obligations (“AROs”) due to its assessment that the probability of incurring costs to restore ATM sites to their original condition was remote.  However, the Company believes that these costs are probable based on its experience and expectations in the future; therefore, has recorded the following AROs for the estimated costs to deinstall its ATMs and estimated costs to restore the ATM sites to their original condition, consistent with the Company’s accounting policy.  The estimated liabilities recorded as of the acquisition date and the related accretion (using the effective interest method) are as follows (amounts in thousands):

			Pro Forma Accretion
	Estimated Fair Value	Estimated Accretion Period	For the Six Months Ended June 30, 2013	For the Year Ended December 31, 2012

AROs for acquired ATMs	$16,490	5 years	$395	$763

e.Current and long-term debt

The historical long-term debt balances of Cardpoint, which were all with its previous parent company and were classified as current as they were payable on demand, were eliminated as of June 30, 2013 as these amounts were satisfied on the acquisition date in accordance with the terms of the Purchase Agreement.

To fund the acquisition, the Company borrowed £50.0 million (approximately $76.0 million) in British pounds and approximately $84.3 million in U.S. dollars under its amended revolving credit facility, for a total of approximately $160.3 million, which has a termination date of July 2016.  The interest rates below represent the interest rates effective as of the acquisition date and are variable based on a floating interest rate index and a fixed spread. The pro forma adjustments made to current and long-term debt and interest expense are as follows (amounts in thousands):

			Pro Forma Interest Expense
	Principal Balance	Interest Rate	For the Six Months Ended June 30, 2013	For the Year Ended December 31, 2012

Revolving credit facility - USD denominated	$84,286	2.19%	$923	$1,846
Revolving credit facility - GBP denominated	76,040	2.49%	962	1,975
Total	$160,326		$1,885	$3,821

Elimination of historical Cardpoint balance	(51,224)		(1,898)	(4,451)
Pro forma adjustment	$109,102		$(13)	$(630)

A variance of 1/8 percent variance from the above interest rate would have affected the pro forma interest expense by $0.1 million and $0.2 million for the six months ended June 30, 2013 and the year ended December 31, 2012, respectively.

f.Deferred financing costs

In connection with the $160.3 million in incremental borrowings described in note e. above, the Company incurred costs totaling approximately $759,000 to amend its existing credit facility, which are being amortized over the remaining term of the facility of approximately three years. The pro forma adjustment made to deferred financing costs (which are included in the Intangible assets, net line) and amortization of deferred financing costs (using the straight-line method) are as follows (amounts in thousands):

CARDTRONICS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

			Pro Forma Amortization
	Intangible Assets	Estimated Amortization Period	For the Six Months Ended June 30, 2013	For the Year Ended December 31, 2012

Deferred financing costs related to the new debt	$759	3 years	$129	$258

g.Equity compensation

In connection with the acquisition, the Company granted 60,000 Restricted Stock Units (“RSUs”) to certain members of Cardpoint’s management. The related expenses, which vest ratably over four years, are included as pro forma adjustments to Selling, general and administrative expenses line.

	Pro Forma Selling, General and Administrative Expenses
	For the Six Months Ended June 30, 2013	For the Year Ended December 31, 2012
	(In thousands)
Stock-based compensation related to new RSUs	$247	$459

h.Transaction costs

No transaction costs were expensed for the year ended December 31, 2012 related to the Cardpoint acquisition.  For the six months ended June 30, 2013, the Company incurred $929,000 in transaction costs related to the acquisition, which have been eliminated from the pro forma condensed consolidated statement of operations.  Included in the pro forma condensed consolidated balance sheet are, approximately $3.6 million in estimated transaction costs.

i. Stockholders’ equity

The following pro forma adjustments were made to stockholders’ equity as of June 30, 2013:

(In thousands)
Elimination of historical Cardpoint stockholders’ deficit	$22,508
Additional transaction costs accrued (see note h. above)	(3,631)
Total adjustment to equity as of June 30, 2013	$18,877

j.Income tax provision

The following estimated statutory rates for each country were used to calculate the income tax provision adjustment for the effects of pro forma adjustments on the pro forma condensed consolidated statement of operations:

CARDTRONICS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

	Statutory Income Tax Rates
	For the Six Months Ended June 30, 2013	For the Year Ended December 31, 2012
United States	38.5%	38.5%
United Kingdom	23.5%	25.0%
Germany	30.0%	30.0%

(3) Pro forma Earnings per Share

The Company reports its earnings per share under the two-class method. Under this method, potentially dilutive securities are excluded from the calculation of diluted earnings per share (as well as their related impact on the statements of operations) when their impact on net income available to common stockholders is anti-dilutive. Potentially dilutive securities for the six months ended June 30, 2013 and for the year ended December 31, 2012 included all outstanding stock options and shares of restricted stock, which were included in the calculation of pro forma diluted earnings per share for these periods.

Additionally, the shares of restricted stock issued by the Company have a non-forfeitable right to cash dividends, if and when declared by the Company.  Accordingly, restricted shares are considered to be participating securities and, as such, the Company has allocated the undistributed pro forma earnings for the six months ended June 30, 2013 and for the year ended December 31, 2012 among the Company's outstanding shares of common stock and issued but unvested restricted shares, as follows:

 Pro Forma Earnings per Share (in thousands, excluding share and per share amounts):

	Six Months Ended June 30, 2013			Year Ended December 31, 2012
	Pro forma Income	Pro forma Weighted Average Shares Outstanding	Pro forma Earnings Per Share	Pro forma Income	Pro forma Weighted Average Shares Outstanding	Pro forma Earnings Per Share
Basic:
Pro forma net income attributable to controlling interests and available to common stockholders	$27,102			$48,071
Less: Pro forma undistributed earnings allocated to unvested restricted shares	(737)			(1,666)
Pro forma net income available to common stockholders	$26,365	44,336,069	$0.59	$46,405	43,484,175	$1.07

Diluted:
Effect of dilutive securities:
Add: Pro forma undistributed earnings allocated to restricted shares	$737			$1,666
Stock options added to the denominator under the treasury stock method		226,782			406,157
Less: Pro forma undistributed earnings reallocated to restricted shares	(671)			(1,498)
Pro forma net income available to common stockholders and assumed conversions	$26,431	44,562,851	$0.59	$46,573	43,890,332	$1.06

CARDTRONICS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The computation of pro forma diluted earnings per share excluded potentially dilutive common shares related to restricted stock (including both Restricted Stock Awards and RSUs) of 466,152 and 630,537 shares for the six months ended June 30, 2013 and for the year ended December 31, 2013, respectively, because the effect of including these shares in the computation would have been anti-dilutive.

(4) Foreign Currency Exchange

The functional currency of the Company is the U.S. dollars (USD). As such, all amounts in British pounds (GBP) have been translated using the appropriate GBP-USD rates in effect during the reported periods.  The following are the exchange rates that were used to prepare these unaudited pro forma condensed consolidated financial statements:

GBP to USD Exchage Rate
As of June 30, 2013	1.5208
For the six months ended June 30, 2013	1.5445
For the year ended December 31, 2012	1.5848
For the year ended September 30, 2012	1.5766